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                                                                   Exhibit 99(a)


                             DISTRIBUTION AGREEMENT

                  THIS DISTRIBUTION AGREEMENT is dated as of October 1, 1997 ("Agreement") and among THE GORMAN-RUPP COMPANY, an Ohio corporation ("Gorman-Rupp"), NATIONAL CITY BANK, as administrator of The Gorman-Rupp Company Employee Stock Purchase Plan (the "Administrator"), and NATIONAL CITY BANK, as agent of The Gorman-Rupp Company Dividend Reinvestment Service (the "Agent").

                                    Recitals

                  A. Gorman-Rupp holds certain of its Common Shares, without par value ("Shares"), in its treasury.

                  B. Gorman-Rupp plans to sell not in excess of 200,000 Shares held in its treasury (the "Registered Shares") in the four years immediately following the Effective Date (as defined in Section 3(a) of this Agreement).

                  C. Each of the Administrator and the Agent (individually, a "Fiduciary," and collectively, the "Fiduciaries") has occasion, from time to time, to acquire varying amounts of Shares in order to fulfill its obligations under The Gorman-Rupp Company Employee Stock Purchase Plan and The Gorman-Rupp Company Dividend Reinvestment Service (collectively, the "Plans"), respectively.

                  D. The Fiduciaries desire to purchase from Gorman-Rupp, and Gorman-Rupp desires to sell to the Fiduciaries, all or a portion of the Registered Shares.
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                  NOW, THEREFORE, in consideration of the premises and the
mutual covenants hereinafter set forth, on the basis of the representations and warranties contained herein, and as an inducement to Gorman-Rupp to effect the registration and qualification of the Registered Shares under applicable law, the parties hereto hereby agree as follows:

                  1. Sales of Registered Shares to Fiduciaries. (a) (i) From the Effective Date until the same day of the eleventh month following the Effective Date, (ii) from the first anniversary of the Effective Date until the same day of the eleventh month following such anniversary, (iii) from the second anniversary of the Effective Date until the same day of the eleventh month following such anniversary, and (iv) from the third anniversary of the Effective Date until the same day of the eleventh month following such anniversary, Gorman-Rupp agrees, to the extent there are Registered Shares remaining in the Annual Share Allotment (as defined in Section 1(c) below), to sell to a Fiduciary that number of Registered Shares which a Fiduciary may from time to time request for a per Share purchase price equal to the average of the high and low sales prices of Shares on the American Stock Exchange on the nearest trading date before the date of sale. No brokerage fee or commission shall be paid by or to any party in connection with any sale of Registered Shares pursuant to this
Section 1(a).

                  (b) Each Fiduciary agrees that, except as may be otherwise required under applicable law, for so long as this Agreement remains in effect, to the extent it seeks to acquire Shares, it shall attempt to purchase
Registered Shares from Gorman-Rupp before attempting to purchase Shares from any other person or entity; provided, however, except as expressly provided herein, nothing in this Agreement is intended or shall be construed to require any Fiduciary to purchase Registered Shares.
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                  (c) The "Annual Share Allotment" from the Effective Date until the end of the day preceding the first anniversary of the Effective Date shall mean 50,000 Registered Shares, and from the first anniversary of the Effective Date until the end of the day preceding the second anniversary of the Effective Date shall mean 50,000 Registered Shares (plus any Registered Shares from the Annual Share Allotment for the prior year which were not sold pursuant to this Agreement), and from the second anniversary of the Effective Date until the end of the day preceding the third anniversary of the Effective Date shall mean 50,000 Registered Shares (plus any Registered Shares from the Annual Share Allotment for the prior year which were not sold pursuant to this Agreement), and from the third anniversary of the Effective Date until the end of the day preceding the fourth anniversary of the Effective Date shall mean 50,000 Registered Shares (plus any Registered Shares from the Annual Share Allotment for the prior year which were not sold pursuant to this Agreement); provided, however, that the number of Registered Shares set forth above may be increased or decreased as provided in Section 9 hereof.

                  2. Sales of Registered Shares to Third Parties. (a) From the day following the last day of the period described in any of clauses (i), (ii),
(iii) or (iv) of Section 1(a) hereof until the day preceding the next anniversary of the Effective Date, Gorman-Rupp may sell any Registered Shares remaining in the Annual Share Allotment to any person or entity; provided, however, no sales shall be made under this Section 2 unless, upon inquiry of Gorman-Rupp, the Fiduciaries have advised Gorman-Rupp not less than two business days prior to any proposed sale that no Fiduciary anticipates purchasing any Registered Shares prior to the next anniversary of the Effective Date. If a Fiduciary advises Gorman-Rupp in response to an inquiry pursuant to the preceding sentence that it anticipates
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purchasing Registered Shares prior to the next anniversary of the Effective
Date, such Fiduciary shall estimate the number of Registered Shares that it anticipates purchasing, which number of Registered Shares shall be reserved from the Registered Shares remaining in the Annual Share Allotment for that year and, unless included in the Annual Share Allotment for the following year, such Registered Shares shall not be available for sale to a third party pursuant to this Section 2.

                  3. Registration Statement. (a) Gorman-Rupp shall prepare and file with the Securities and Exchange Commission ("SEC") one or more registration statements on Form S-3, or other appropriate form under the Securities Act of 1933 (the "Act"), in respect of the Registered Shares. Gorman-Rupp shall use all reasonable efforts to cause such registration statement(s) (the "Registration Statement") to become effective and will advise each of the Fiduciaries when it has become effective. Gorman-Rupp shall also advise each of the Fiduciaries promptly of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and Gorman-Rupp shall use all reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. Gorman-Rupp shall use all reasonable efforts to comply with the Act and the Securities Exchange Act of 1934 (the "Exchange Act") so as to permit the continuance of sales of and dealing in the Registered Shares for a period of four years following the day the Registration Statement first becomes effective (the "Effective Date"). Gorman-Rupp shall furnish to each Fiduciary a copy of the Registration Statement and all amendments and supplements thereto, any
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preliminary and the final prospectus contained therein (the "Prospectus") and all amendments and supplements thereto, in each case as soon as available.

                  (b) Gorman-Rupp shall pay or cause to be paid all costs and expenses incurred in connection with the transactions contemplated by this
Section 3, including, without limitation, fees and disbursements of counsel (but excluding any fees and disbursements of counsel for any Fiduciary); costs and expenses in connection with the preparation, printing and delivery of the Registration Statement, the Prospectus and the certificates for the Registered Shares; fees and expenses of the transfer agent and registrar for the Shares; accounting fees and disbursements; and any transfer taxes on any sales of Registered Shares.

                  (c) In connection with the distribution of the Prospectus, and all amendments and supplements thereto to all participants in the Plans, Gorman-Rupp shall deliver the appropriate number of copies of the Prospectus, and all amendments or supplements thereto, to the Fiduciaries as soon as available.

                  4. Representations and Warranties of Gorman-Rupp. Gorman-Rupp represents and warrants to each Fiduciary that:

                  (a) Gorman-Rupp has full legal right, power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by Gorman-Rupp; and, when duly executed and delivered by each of the other parties hereto, this Agreement will constitute a valid and binding obligation of Gorman-Rupp.

                  (b) Gorman-Rupp has full legal right, power and authority to sell the Registered Shares to be sold pursuant to this Agreement.



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                  (c) Upon delivery of the consideration for any Registered
Shares, the purchaser acquiring the Registered Shares pursuant to this Agreement will acquire good and marketable title to such Registered Shares, free and clear of any lien, pledge, equity, restriction, claim or encumbrance.

                  5. Representations and Warranties of the Fiduciaries. Each Fiduciary represents and warrants to Gorman-Rupp that it has full legal right, power and authority to enter into this Agreement, that this Agreement has been duly authorized, executed and delivered by such Fiduciary and, that when duly executed and delivered by each of the other parties hereto, this Agreement will constitute a valid and binding obligation of such Fiduciary.

                  6. Covenant of Gorman-Rupp. From the Effective Date until the earlier of the termination of this Agreement pursuant to Section 8 or the fourth anniversary of the Effective Date, Gorman-Rupp shall not sell any Registered Shares except pursuant to this Agreement.

                  7. Covenant of the Fiduciaries. The Fiduciaries shall furnish a copy of the Prospectus, and all amendments and supplements thereto, received by them from Gorman-Rupp to all participants in the Plans as promptly as possible.

                  8. Termination and Amendment. This Agreement may be terminated at any time by the written notice of Gorman-Rupp to the Fiduciaries, and upon such notice no party hereto shall have any further obligation to comply with the terms and provisions of this Agreement. This Agreement may only be amended by the unanimous written consent of the parties hereto. Each party agrees that it shall not withhold its consent to any amendment to



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this Agreement which amendment cannot reasonably be construed to affect the rights or obligations of such party hereunder.
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                  9. Protection Against Dilution. In case of a dividend payable in Shares or the recapitalization of Gorman-Rupp through a split of outstanding Shares or a combination of such outstanding Shares into a lesser number, any number of Registered Shares provided for in this Agreement shall be adjusted so that the new number when divided by the number of outstanding Shares immediately following such event equals the quotient of the number provided in this Agreement (after any prior adjustments pursuant to this Section 9) divided by the number of Shares outstanding immediately prior to such event.

                  10. Survival. The respective covenants, representations and warranties of the parties contained in this Agreement shall survive delivery of and payment for the Registered Shares and any termination of this Agreement.

                  11. Notices. All communications under this Agreement shall be in writing and shall be effective when sent to each party at the address set forth beneath its signature or, if any party has designated a different address by notice to the others, then to the last address so designated.

                  12. Successors; Governing Law. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors. This Agreement and its provisions are for the sole benefit of only such parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.




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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                             THE GORMAN-RUPP COMPANY


                             By: /s/ ROBERT E. KIRKENDALL
                                ----------------------------
                                  Robert E. Kirkendall
                                     Secretary and Assistant Treasurer

                             Address:          305 Bowman Street
                                               Mansfield, Ohio 44903



                             NATIONAL CITY BANK, as
                             Administrator of The Gorman-Rupp
                             Company Employee Stock Purchase Plan



                             By: /s/ DAVID B. DAVIS
                                 ---------------------------
                                 David B. Davis
                                    Vice President

                             Address:          1900 East Ninth Street
                                               Cleveland, Ohio 44114



                             NATIONAL CITY BANK, as Agent of
                             The Gorman-Rupp Company Dividend
                              Reinvestment Service


                             By: /s/ DAVID B. DAVIS
                                 ---------------------------
                                 David B. Davis
                                    Vice President

                             Address:          1900 East Ninth Street
                                               Cleveland, Ohio 44114